Exhibit 99.2

                         Anadarko Announces 2006 Budget

     HOUSTON--(BUSINESS WIRE)--February 6, 2006--Anadarko Petroleum Corporation (NYSE:APC) today announced a 2006 capital budget of approximately $4 billion.
     The program is expected to deliver 4 to 8 percent production volume growth in 2006, or 165 million to 171 million barrels of oil equivalent (BOE), over 2005 volumes of 158 million BOE. It also includes substantial investments in exploration and development activities expected to sustain volume growth beyond 2006. Anadarko expects to more than replace annual production for the 25th consecutive year.
     "Anadarko's exploration-oriented program is designed to deliver differentiating volume growth over time," said Jim Hackett, Anadarko Chairman, President and CEO. "We will continue to invest substantial capital in 2006 to gradually bring major existing discoveries on line through 2008, while also investing about a fifth of our budget in exploration programs. Although project delays experienced due to unusual weather patterns and mechanical issues in the Gulf of Mexico have deferred a small portion of the full-year volume growth targeted for 2006, daily production volumes are expected to increase 15 to 20 percent from January through December 2006. As a result, we will be positioned to grow more than 9 percent in 2007."
     Approximately 70 percent of the total budget is planned for development activities, 20 percent will go to exploration and the remainder is set aside for capitalized interest, overhead and other items.


                    2006 CAPITAL BUDGET BY AREA

                    U.S. Onshore                 51%
                    Deepwater GOM                23%
                    Canada                       11%
                    International                 7%
                    Capitalized Items and Other   8%

     The largest single portion of the 2006 budget will focus on Anadarko's continued success in unconventional tight gas plays onshore North America, primarily in North Louisiana, West Texas, East Texas and Alberta, Canada.
     In the Gulf of Mexico, two focus areas will combine to represent about one-fifth of total spending. Eastern Gulf of Mexico activity will require more than 10 percent of the budget to install facilities that will link seven Anadarko-operated natural gas discoveries with the Independence Hub development project, which is expected to start up in the second half of 2007. Another 10 percent of the budget is dedicated to the foldbelt area, where Anadarko expects to bring six incremental high-volume wells on line at the K2, K2 North and Genghis Khan discoveries through the Marco Polo hub facility, in addition to participation in 7 to 9 exploration and delineation wells targeting similar Miocene objectives.
     Outside North America, the largest area of budgeted expenditures is Algeria, where the company expects to make significant progress on the development of Block 208 discoveries, with new production facilities scheduled to come on-line in 2008.
     The international program also includes exploration activity in Algeria, Qatar, Indonesia, Tunisia and West Africa, as well as activities within other potential new venture areas.
     "Nearly 60 percent of the 2006 budget is targeting projects that are expected to provide little or no volume growth this year but should contribute to strong growth in 2007 and beyond," Hackett said. "Much of the spending is on major development projects where production is gradually escalating through 2008, and on long-term exploration efforts that, again, target future reserves and production growth. We are confident that shareholders will recognize the value as we execute on the strategy."

     DETAILED FINANCIAL INFORMATION ON 2006 GUIDANCE FOLLOWS

     CONFERENCE CALL TOMORROW AT 9 A.M. CST, 10 A.M. EST

     Anadarko will host a conference call on Tuesday, Feb. 7, at 9 a.m. Central Standard Time (10 a.m. Eastern Standard Time) to discuss 2005 results and the company's outlook for 2006. The dial-in number is 913-981-4900, and the confirmation number is 3986947. For complete instructions on how to actively participate in the conference call, or to listen to the live audio webcast or a replay, please refer to www.anadarko.com.
     Anadarko Petroleum Corporation's mission is to deliver a competitive and sustainable rate of return to shareholders by exploring for, acquiring and developing oil and natural gas resources vital to the world's health and welfare. As of year-end 2005, the company had 2.45 billion barrels-equivalent of proved reserves, making it one of the world's largest independent exploration and production companies. Anadarko's operational focus in North America extends from the deepwater Gulf of Mexico, up through the western U.S. and Canadian regions and onto the North Slope of Alaska. Anadarko's international activities are focused on its major positions in North Africa, the Middle East, Indonesia and exploration or production operations in several other countries. For more information about how Anadarko is bringing excellence to the surface, please visit: www.anadarko.com.
     This news release contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Anadarko believes that its expectations are based on reasonable assumptions. No assurance, however, can be given that such expectations will prove to have been correct. A number of factors could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this news release. See "Regulatory Matters and Additional Factors Affecting Business" in the Management's Discussion and Analysis (MD&A) included in the company's 2004 Annual Report on Form 10-K and other public filings, press releases and discussions with company management. Anadarko undertakes no obligation to publicly update or revise any forward-looking statements.


                    Anadarko Petroleum Corporation
                   Financial and Operating Guidance
                        As of February 6, 2006

                                1st Quarter            Total Year
                               2006 Forecast         2006 Forecast
                            --------------------  --------------------

                                    Units                 Units
                            --------------------  --------------------

Total Sales (MM BOE)             38   -      40       165   -     171


Crude Oil (MBbl/d):             157   -     167       180   -     192

 United States                   72   -      74        91   -      94
 Canada                           5   -       6         6   -       7
 Algeria                         60   -      68        62   -      70
 Other International             19   -      21        20   -      23


Natural Gas (MMcf/d):         1,325   -   1,360     1,390   -   1,450

 United States                1,050   -   1,075     1,115   -   1,150
 Canada                         270   -     290       275   -     300


Natural Gas Liquids
 (MBbl/d):                       33   -      36        36   -      39

 United States                   31   -      33        34   -      36
 Canada                           2   -       3         2   -       3

----------------------------------------------------------------------

                                  $/ Unit               $/ Unit
                            --------------------  --------------------
Price Differentials vs NYMEX
 (w/o hedges)

Crude Oil ($/Bbl):            (5.00)  -   (7.00)    (5.50)  -   (7.00)

 United States                (4.50)  -   (6.00)    (5.50)  -   (6.50)
 Canada                       (7.50)  -   (9.50)    (7.00)  -   (9.00)
 Algeria                      (2.50)  -   (4.50)    (2.50)  -   (4.50)
 Other International         (16.00)  -  (20.00)   (15.50)  -  (19.50)


Natural Gas ($/Mcf):          (0.70)  -   (2.00)    (0.50)  -   (1.50)

 United States                (0.75)  -   (2.00)    (0.50)  -   (1.50)
 Canada                       (0.70)  -   (2.00)    (0.50)  -   (1.50)

----------------------------------------------------------------------

                                    $MM                   $MM
                            --------------------  --------------------
Other Revenues:

 Marketing                       50   -      60       100   -     130
 Minerals and Other              15   -      20        60   -      70

----------------------------------------------------------------------

Costs and Expenses:
                                   $ / Boe               $ / Boe
                            --------------------  --------------------

 Direct Operating              3.60   -    4.00      3.75   -    4.05
 Transportation and Cost of
  Product                      1.90   -    2.05      1.80   -    2.00
 Depreciation, Depletion and
  Amortization                 8.70   -    8.85      8.90   -    9.20
 Production Taxes (% of
  Revenue)                     5.7%  -     6.2%      5.7%  -     6.2%


                                    $MM                   $MM
                            --------------------  --------------------

 General and Administrative     115   -     125       465   -     495
 Impairments Related to Oil
  and Gas Properties              -   -      20         -   -     100

 Interest Expense                50   -      52       195   -     205
 Other (Income) Expense          (5)  -       5       (10)  -      10


Federal Tax Rate                 34%  -      36%       34%  -      36%

 Deferred Taxes (% of Total
  Taxes)                         30%  -      40%       35%  -      40%

----------------------------------------------------------------------

Avg. Shares Outstanding
 (MM) (a)

 Basic                          229   -     231       230   -     232
 Diluted                        231   -     233       232   -     234


                                    $MM                   $MM
                            --------------------  --------------------

Capital Investment            1,050   -   1,150     3,800   -   4,100

 Capital Projects               985   -   1,075     3,530   -   3,815
 Capitalized Direct Expenses     50   -      55       210   -     220
 Capitalized Interest            15   -      20        60   -      65

 (a) Does not include effects of the proposed two-for-one stock split.



                    Anadarko Petroleum Corporation
                       Commodity Hedge Position
                       As of December 31, 2005

----------------------------------------------------------------------
                             Natural Gas

            ------------------------ ---------------------------------
                 2-Way Collars                 3-Way Collars
            ------------------------ ---------------------------------
                                               Sold  Purchased
United       Volume  Floor  Ceiling   Volume   Floor   Floor  Ceiling
 States     MMMBtu/d $/MMBtu $/MMBtu MMMBtu/d $/MMBtu $/MMBtu  $/MMBtu
            ------------------------ ---------------------------------
            ------------------------ ---------------------------------
Total Year
 2006          10.0   $4.00   $5.88        -      $-       $-      $-
            ------------------------ ---------------------------------
            ------------------------ ---------------------------------
Total Year
 2007           6.0   $4.00   $6.02        -      $-       $-      $-
            ------------------------ ---------------------------------
            ------------------------ ---------------------------------

            ----------------
               Fixed and
               Physical
               Contracts
            ----------------
                     NYMEX
             Volume   Price
Canada      MMMBtu/d $/MMBtu
            ----------------
            ----------------
Total Year
 2006          10.9   $2.87
            ----------------
            ----------------
Total Year
 2007           4.5   $2.83
            ----------------
            ----------------

The underlier for all prices is Nymex Henry Hub

----------------------------------------------------------------------
----------------------------------------------------------------------
                              Crude Oil

            ------------------------ ---------------------------------
                 2-Way Collars                3-Way Collars
            ------------------------ ---------------------------------
                                               Sold  Purchased
United       Volume  Floor  Ceiling   Volume   Floor   Floor  Ceiling
 States     Bbl/day  $/Bbl   $/Bbl   Bbl/day  $/Bbl    $/Bbl   $/Bbl
            ------------------------ ---------------------------------
            ------------------------ ---------------------------------
Total Year
 2006           822  $22.00  $26.32        -      $-       $-      $-
            ------------------------ ---------------------------------
            ------------------------ ---------------------------------
Total  Year
 2007           542  $22.00  $26.32    7,000  $35.00   $50.00  $88.08
            ------------------------ ---------------------------------
            ------------------------ ---------------------------------
Total Year
 2008             -      $-      $-    7,000  $35.00   $50.00  $86.26
            ------------------------ ---------------------------------
            ------------------------ ---------------------------------
Total Year
 2009             -      $-      $-    5,000  $35.00   $50.00  $85.58
            ------------------------ ---------------------------------
            ------------------------ ---------------------------------
Total Year
 2010             -      $-      $-    6,000  $35.00   $50.00  $85.65
            ------------------------ ---------------------------------
            ------------------------ ---------------------------------
Total Year
 2011             -      $-      $-    3,000  $35.00   $50.00  $86.00
            ------------------------ ---------------------------------

Algeria

            ------------------------ ---------------------------------
Total Year
 2008             -      $-      $-    7,000  $33.54   $48.54  $83.83
            ------------------------ ---------------------------------
            ------------------------ ---------------------------------
Total Year
 2009             -      $-      $-    7,000  $33.54   $48.54  $83.53
            ------------------------ ---------------------------------
            ------------------------ ---------------------------------
Total Year
 2010             -      $-      $-    3,000  $33.75   $48.78  $84.20
            ------------------------ ---------------------------------
            ------------------------ ---------------------------------

The underlier for United States prices is Nymex WTI Cushing. The underlier for Algerian prices is Brent Dated.


     CONTACT: Anadarko Petroleum Corporation, Houston
              Media Contact:
              Teresa Wong, 832-636-1203
              teresa_wong@anadarko.com
              or
              Investor Contacts:
              Stewart Lawrence, 832-636-3326
              stewart_lawrence@anadarko.com
              or
              John Colglazier, 832-636-2306
              john_colglazier@anadarko.com